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EXHIBIT 10.16

                       FOURTH AMENDMENT AND RESTATEMENT
                          OF THE GRAND UNION COMPANY
                        SUPPLEMENTAL RETIREMENT PROGRAM
                              FOR KEY EXECUTIVES


I.       PURPOSE:

         The purpose of The Grand Union Company Supplemental Retirement Program for Key Executives (the "Plan") is to advance the interests of The Grand Union Company (and its subsidiaries) (the "Company") by encouraging and enabling the Company to attract, motivate and retain key executives and, at the same time, recognize the executive's contribution to the Company's success and years of loyal service.

II.      EFFECTIVE DATE; DEFINITIONS:

         The effective date of this Fourth Amendment and Restatement of the Plan is November 20, 1997. The Plan, as herein written, applies to persons who are employed by the Company or become employed by the Company on or after such effective date and who have previously been designated as participants or who are hereafter designated as participants in accordance with Section III hereof. As of November 20, 1997, the only participants are the individuals named on Exhibit
         D. The rights and obligations with respect to each person who retired, died, or whose employment terminated, or who otherwise ceased participation in the Plan, prior to November 20, 1997 shall be determined under the terms and provisions of the Plan as in effect on the date of such retirement, death, termination of employment or cessation of participation.

         Except as otherwise expressly provided herein, or as otherwise required by the context, all words and phrases used herein which are defined in The Grand Union Company Employees' Retirement Plan (the "Qualified Plan") shall have the same meaning as in the Qualified Plan.

III.     ADMINISTRATION AND ELIGIBILITY:

         The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. The key executives who are or will be participants shall be selected from time to time by the Committee and shall receive benefits in accordance with the provisions of this Plan.

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         The Committee has the power and discretion to interpret the Plan and any agreement evidencing benefits granted hereunder and to make all other determinations in connection with the administration of the Plan, all of which shall be final and conclusive.

IV.      CREDITED SERVICE:

         Credited Service shall have the same meaning as in the Qualified Plan, except that a participant shall also receive credit for
         (i) service with The Grand Union Company and (ii) service with another company within the Corporate Group prior to the time such company became a member of such Group. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion and on a case-by-case basis, increase a participant's number of years of Credited Service used to determine the benefits hereunder in excess of such participant's actual years of Credited Service.

V.       PAYMENT:

         Benefits pursuant to the terms of this Plan shall be paid directly from the general assets of the Company. All such benefits shall be paid in a single sum no later than 30 days following a participant's date of retirement or other termination of employment.

VI.      RETIREMENT ELIGIBILITY:

         A.       Retirement At or After Age 62.

                  1. Although "normal" retirement under the Qualified Plan is age 65, under this Plan, a participant may retire as early as age 62 without penalty.

                  2. A participant who retires under the Plan at age 62 or later shall be paid a single sum in cash which is equal to the "actuarial present value" (as defined in paragraph A.6 below) of the pension determined under paragraph A.3 below reduced by all amounts previously paid to the participant under the Plan including, but not limited to, any payment shown on Exhibit D plus interest on such previous payment amount from the date of such previous payment to the date of such retirement at the interest discount rate set forth in Exhibit A in effect at the time of

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                           such payment or in the case of a payment amount shown
                           on Exhibit D, the interest rate shown on Exhibit D for such payment amount (in the aggregate as to each participant, "the Prior Payment"). An additional single sum payment may be made to such participant following his retirement, as provided in paragraph
                           A.7 below.

                  3. The annual amount of pension payable upon retirement at age 62 or later is determined as the "Target Benefit" minus the "Plan Offsets". Such pension is deemed to be payable monthly and is based on a life annuity form of payment for participants who are not married on the date of their retirement and on a joint and survivor annuity form of payment for participants who are married on such date, which annuity is payable in full (i.e., without actuarial reduction) to the participant during his life, and, following his death, at the rate of fifty percent (50%) to the spouse to whom the participant is married on the date of his retirement, for the remainder of her lifetime.

                  4. The "Target Benefit" is an annual pension, payable monthly, equal to 65% of the Final Year's Base Salary for a participant who has 15 or more years of Credited Service. For participants with less than 15 years of Credited Service, the target benefit is 4-1/3% of the Final Year's Base Salary multiplied by years of Credited Service. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion and on a case-by-case basis, determine a participant's target benefit based on 4-1/3% of the Final Year's Base Salary multiplied by his actual or deemed number of years of Credited Service in accordance with Section IV above (even if such years of Credited Service exceed 15). For purposes of this Plan, the term "Final Year's Base Salary" shall mean (i) except as provided in (ii) below, the annualized rate of base salary being paid to the participant immediately prior to his death or retirement or in the case of a participant who is disabled within the meaning of the long term disability income plan sponsored by the

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                           Company under which he is covered, the
                           annualized rate of base salary being paid to such disabled participant immediately prior to the onset of his disability or (ii) in the case of Joseph J. McCaig, Final Year's Base Salary shall be the greater of Final Year's Base Salary as determined under (i) above or $500,000, or(iii) an amount, determined by the Committee in its sole discretion and on a case-by-case basis, which exceeds the amount determined under (i) above..

                  5. "Plan Offsets" upon retirement at age 62 or later are equal to the sum of (i) the annual primary Social Security benefits payable at age 62 (or at later retirement) to the participant (the actual amount as provided by the participant to the Company or as determined on an assumed basis by the Company), (ii) the benefits payable at age 62 (or at later retirement) from the Qualified Plan (expressed as an annual straight life annuity), and (iii) the benefits payable from the qualified retirement plans of previous employers (including, without limitation, Colonial Stores Incorporated and J. Weingarten Incorporated) and from the Colonial Stores Supplemental Plan (in each case expressed as an annual straight life annuity). In the case of a participant who is potentially eligible for an increase in the annual benefit payable under the Qualified Plan after retirement as a result of cost of living adjustments, made in accordance with Section 415(d) of the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum annual benefit limitation under
                           Section 415(b) of the Code, the amount of "Plan Offsets" shall be increased to reflect the expected increase in annual benefit payable under the Qualified Plan. The assumption(s) as to cost of living increases to the maximum annual benefit limitation under
                           Section 415(b) of the Code for the purpose of determining the amount of "Plan Offsets" attributable to benefits payable under the Qualified Plan in each year of expected payment following retirement are set forth in Exhibit A. A demonstration of the methodology to be used in calculating a

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                           participant's retirement benefit and the actuarial
                           present value thereof under this Section VI.A is attached hereto as Exhibit B, but in the event of any discrepancy between the figures or computations set forth in Exhibit B and the terms of the Plan, the terms of the Plan shall control.

                  6. (i) The actuarial present value of a participant's benefit under the Plan is the sum of the present values of the amount of pension determined under paragraph A.3 above (expressed as a monthly benefit) for each year included in the period measured, in the case of an unmarried participant, by the participant's life expectancy only, and, in the case of a participant who is married as of the date of his retirement, by the joint life expectancy of the participant and his spouse, as of such date.

                           (ii) The present value, as of the single sum payment date, of an unmarried participant's benefit for any year included in the period described in paragraph A.6(i) above, is equal to the amount determined under paragraph A.3 to be payable for such year on a monthly basis, multiplied by a present value factor. The present value factor is based on the participant's age at the single sum payment date, the interest discount rate set forth in Exhibit A attached hereto and the 1983 Individual Annuity Mortality Table.

                           (iii) The present value, as of the single sum payment date, of a married participant's benefit for any year included in the period described in paragraph A.6(i) above, is equal to the sum of (a) the amount determined as if he were unmarried, as described in paragraph A.6(ii) above, and (b) fifty percent (50%) of the amount determined under paragraph A.3, representing a survivor's benefit payable on a monthly basis to the participant's surviving spouse for such year, multiplied by a present value factor. The present value factor is based on the participant's and spouse's ages at the single sum payment date, the interest discount rate set forth in Exhibit A and the 1983 Individual Annuity Mortality Table.

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                           Where the participant's spouse is more than ten
                           (10) years younger than the participant, the present value of the participant's benefit attributable to the survivor element of the joint and survivor annuity will be computed by reducing the amount of benefit to be continued to the spouse after the participant's death by 2% for each year by which the difference in the participant's and the spouse's age exceeds ten (10). The reduction for any such partial year shall be determined by interpolating for the number of months between the percentage reduction applicable to the last full year of the age differential in excess of ten (10) years and the next full year of such differential.

                  7. In the event that legislation is enacted following a participant's retirement and receipt of the actuarial present value of his pension hereunder that has the effect of eliminating, reducing or suspending cost of living adjustments to the maximum annual benefit limitation under Section 415(b) of the Code or of reducing such limitation, then within thirty (30) days of the effective date of such legislation, the participant (or his estate) shall be entitled to receive an additional single sum payment in cash equal to the present value of the amount by which his Qualified Plan benefit is assumed to increase in each year of expected payment following such effective date, to reflect cost of living adjustments to the maximum annual benefit limitation under Section 415(b) of the Code.

         B.       Early Retirement.

                  1.       (i)      A participant between the ages of 50 (age 47
                                    for any person who became a participant
                                    prior to April 1, 1995) and 55 may, with the Company's consent, retire and receive a single sum pension benefit under this Plan; provided, however, that such consent shall not be required of a participant who
                                    (a) is covered under a Company-sponsored long term disability income plan and is disabled or awaiting certification of disability status under the terms of such plan, (b) is involuntarily

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                                    terminated other than for proper cause (as
                                    defined in Section VII(d) below) or (c)
                                    has a termination of employment on account of a Constructive Termination. A participant between the ages of 55 and 62 may retire at any time and receive a single sum pension benefit under this Plan.

                           (ii)     A participant who is involuntarily
                                    terminated (other than for proper cause as defined in Section VII(d) below) or has a termination of employment on account of a Constructive Termination following a Change in Control shall be deemed to have been retired by the Company for purposes of this Plan and shall receive a single sum pension benefit regardless of his then attained age.

                  For purposes of paragraph B.1 above, Constructive Termination shall mean after November 20, 1997 (i) with respect to a participant holding the position of Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer, either an involuntary reduction in base salary that exceeds 5% in any year, or an involuntary removal from sole possession of said position, or (ii) with respect to any other participant, either an involuntary reduction in base salary that exceeds 10% in any year, or an involuntary reduction in grade level of more than two grades in any year or (iii) any involuntary transfer that would require relocation outside of the current operating area of Grand Union and for purposes of paragraph B.1(ii) above, Change in Control shall mean a Change of Control as defined in the Indenture between the Company as issuer and IBJ Schroeder Bank & Trust Company as Trustee for the issuance of up to $595,475,922 of 12% Senior Notes due September 1, 2004 as dated as of June 15, 1995.

                  2. A participant who retires early under paragraph B.1 above shall be paid a single sum in cash which is equal to the "actuarial present value" (as defined in paragraph B.6 below) of the monthly equivalent of the pension determined under paragraph B.3 below reduced by such participant's Prior Payment, if any. An additional single sum payment

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                           may be made to such participant following his
                           retirement, as provided in paragraph B.7 below.

                  3. The annual amount of pension payable upon early retirement is determined as the "Target Benefit" (determined under paragraph B.4 below) minus the "Plan Offsets" (set forth in paragraph B.5 below).

                  4. The "Target Benefit" (as defined in paragraph A.4 above) shall be reduced 5% per year for each year that the date of commencement of benefits precedes age 62. To illustrate, a participant retiring at age 58 will receive 80% of the "Target Benefit".

                  5. "Plan Offsets" upon early retirement are equal to the sum of:

                           (a) The assumed annual primary Social Security benefit that would be payable to the participant at age 65, determined by assuming continued employment with the Company to age 65 at the salary level in effect at retirement, which benefit is then reduced by 6-2/3% per year for each of the first three years that the commencement date of the benefits under this Plan precedes age 65 and 5% per year for each year in excess of three years; and

                           (b)      Benefits payable from the Qualified
                                    Plan, assuming the earliest
                                    commencement and payment of benefits
                                    under the straight life annuity form.
                                    In the case of a participant who is
                                    potentially eligible for an increase
                                    in the annual benefit payable under
                                    the Qualified Plan after retirement
                                    as a result of cost of living
                                    adjustments made in accordance with
                                    Section 415(d) of the Code to the
                                    maximum annual benefit limitation
                                    under Section 415(b) of the Code, the
                                    amount of "Plan Offsets" shall be
                                    increased to reflect the expected
                                    increase in annual benefit payable
                                    under the Qualified Plan (the
                                    assumption(s) as to cost of living
                                    increases to the maximum annual
                                    benefit

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                                    limitation under Section 415(b) of the
                                    Code for the purpose of determining the
                                    amount of "Plan Offsets" attributable to benefits payable under the Qualified Plan in each year of expected payment following retirement are set forth in Exhibit A); and

                           (c)      The benefits payable from qualified
                                    retirement plans of previous employers
                                    (including, without limitation, Colonial
                                    Stores Incorporated and J. Weingarten
                                    Incorporated) and from the Colonial Stores
                                    Supplemental Plan, all of which shall be ascertained in the same manner, wherever possible, as the Qualified Plan benefits.

                  6. The actuarial present value of a participant's benefit payable under the Plan in the event of early retirement shall be determined in the same manner as is described in paragraph A.6 above, but with reference to the amount of pension determined under "paragraph B.3" substituted for any references to paragraph A.3 contained therein. A demonstration of the methodology to be used in calculating a participant's retirement benefit and the actuarial present value thereof under this
                           Section VI.B is attached hereto as Exhibit B, but in the event of any discrepancy between the figures or computations set forth in Exhibit B and the terms of the Plan, the terms of the Plan shall control.

                  7. In the event that legislation is enacted following a participant's early retirement and receipt of the actuarial present value of his pension hereunder that has the effect of eliminating, reducing or suspending cost of living adjustments to the maximum annual benefit limitation under Section 415(b) of the Code or of reducing such limitation, then the participant (or his estate) shall be entitled to receive an additional single sum payment determined in the manner and payable at the time described in paragraph A.7 above.

VII.     LOSS OF BENEFITS:

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         Benefits will not be paid under this Plan in the following circumstances:

         (a) Except as otherwise provided in paragraph B.1 of Section VI, termination of a participant's employment prior to age 50;

         (b) Except as otherwise provided in paragraph B.1 of Section VI, termination of a participant's employment between the ages of 50 and 55 without the Company's consent;

         (c) Except as otherwise provided in Section VIII(b), death of a participant prior to retirement;

         (d) Disqualification for proper cause. For this purpose, proper cause shall mean a refusal to perform one's duties, proven dishonesty or the commission of an act or acts constituting a felony, or other willful misconduct inimical to the best interests of the Company.

         For purposes of this Plan, a participant who becomes disabled shall not be considered to have terminated his employment with the Company during the qualifying period set forth in a Company-sponsored long term disability income plan under which he is covered and throughout the period during which disability benefits are paid to him from such plan until he gives notice to the Company of his election to retire under the terms of this Plan.

VIII.    MISCELLANEOUS:

         (a) Nonalienability. No benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether currently or hereafter payable, shall be void. Except as otherwise specifically provided by law, no such benefit shall, in any manner, be liable for or subject to the debts or liabilities of any participant or any other person entitled to such benefits.

         (b) Payment on Death. In the event a participant should die after termination of employment but prior to payment of a benefit to which he has become entitled under the Plan, such benefit shall be paid to the participant's estate. In

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                  addition, if the participant should die while employed but after the effective date of any reduction or discontinuance by the Company of the level of life insurance coverage applicable to the participant, based on his Final Year's Base Salary in effect immediately prior to his death and the table set forth in Exhibit C attached hereto, then that portion of the actuarial present value of the pension he has accrued under the Plan, which shall be determined as if he had retired on the day immediately preceding his date of death, as does not exceed the amount by which the level of such participant's Company-provided life insurance has been reduced or discontinued, shall be paid to the participant's estate. For purposes of the preceding sentence, any participant who dies prior to attaining age 55 shall be deemed eligible to retire early under Section VI.B.

         (c) No Rights to Employment. This Plan shall not be construed as providing any participant with the right to be retained in the Company's employ or to receive any benefit not specifically provided hereunder.

         (d) Amendment and Termination. The Company shall have the right, at any time and from time to time, to amend in whole or in part, or to terminate any of the provisions of this Plan, and such amendment or termination shall be binding upon all participants and parties in interest; provided that no such amendment or termination shall impair any rights which have accrued hereunder. For example, if this Plan is terminated, a participant who has reached age 50 (age 47 for a person who became a participant prior to April 1, 1995) on or prior to the date of such termination shall be entitled to receive a single sum payment upon his retirement, equal to the actuarial present value of his pension, determined in accordance with the provisions of Section VI.A.6 or VI.B.6, whichever is applicable, and based upon a "Target Benefit" calculated with reference to his Final Year's Base Salary, and, where applicable, Credited Service on the date of such termination, reduced by his Prior Payment, if any. If this Plan (as herein amended and restated effective June 15, 1995) is further amended, a participant who has reached age 50 (age 47 for a person who became a participant prior to April 1, 1995) on or prior

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                  to the effective date of such amendment shall be entitled to receive a benefit upon his retirement, in accordance with the terms of the Plan, as amended; provided, however, that in no event shall any such amendment impair the right of any such participant to receive a single sum payment upon his retirement, equal to the actuarial present value of his pension, determined under the provisions of Section VI.A.6 and VI.B.6, whichever is applicable, as in effect on the day immediately preceding the effective date of such amendment, which pension shall be based on a "Target Benefit" that is not less than the "Target Benefit" calculated in accordance with the provisions of Section VI.A.4 or VI.B.4, whichever is applicable, as in effect on such date, with reference to the participant's Final Year's Base Salary, and, where applicable, Credited Service on such date, and an amount of "Plan Offsets" that is not greater than the amount of "Plan Offsets" calculated in accordance with the provisions of
                  Section VI.A.5 or VI.B.5, whichever is applicable, as in effect on such date, reduced by his Prior Payment, if any, calculated in accordance with the provisions of Section VI
                  A.2 or VI B.2, whichever is applicable, as in effect on such date. The types of Plan amendments to which this paragraph
                  (d) applies include, but are not limited to, amendments which (i) cease or reduce the rate of benefit accrual, (ii) change any of the actuarial assumptions specified in the Plan resulting in a reduction in the actuarial present value of participants' accrued benefits, (iii) eliminate the single sum method of payment, or (iv) change the requirements for benefit eligibility to the detriment of any participant. The preceding provisions of this paragraph (d) shall be applicable to all participants, regardless of their attained age, in the event the Plan is amended or terminated following a Change in Control (as defined in Section VI.B.1.).

         (e) Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

         (f) Successors and Assigns. This Plan and all of the provisions hereof shall be binding upon the Company and its successors and assigns.

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IX.   EXECUTION:

                  The undersigned, being a duly authorized officer of the Company, has hereby executed this Fourth Amendment and Restatement of the Plan below as evidence of its adoption by the Company as of the 20th day of November, 1997.


                                                  By:_________________________

                                                  Title:______________________



                                      13


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                                   EXHIBIT A


              Interest Discount Rates and Assumptions Used in the
                    Calculation of Actuarial Present Value

                  (a) Interest Discount Rate - The average yield, rounded
                      to the nearest 0.25%, on long-term (over 10 years) United States Treasury notes and bonds during the 12-month period ending two months preceding the month in which a participant receives, or is scheduled to receive his or her single sum benefit payment; provided, however, that to the extent, but only to the extent and only so long as, Treasury Regulations prohibit, as a requirement of qualification under Section 401(a) of the Code, the use by the Qualified Plan of an interest rate higher than the interest rate in effect on the first day of the Plan Year of the Qualified Plan specified by
                      Section 417(e)(3)(B) of the Code and Treasury Regulations thereunder, the interest rate shall not be higher than said required rate.

         (b) Assumption as to Cost of Living Increases to Annual Benefit Limitation under Section 415(b) of the Code - The average of the cost of living increases to the annual benefit limitation under Section 415(b) of the Code (determined without regard to Section 415(d)(4) as added by the Retirement Protection Act of 1994) for the two (2) consecutive years immediately preceding the year of retirement, unless the cost of living increase for the year of retirement is known when a single sum payment is due under the Plan, in which event, the average of such increases for the year of retirement and the immediately preceding year shall be used. In calculating the cost of living increase for the period from 1994 to 1995, the change of the measurement period to a nine month period, as added by the Retirement Protection Act of 1994, shall be disregarded.